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                                                                     EXHIBIT 2.1

                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

        Quintessence Oil Company a Wyoming corporation, hereinafter referred to as "QTSN", the shareholders of IPSL, Inc. who are collectively the "SHAREHOLDERS" of IPSL, Inc. ("IPSL"), agree as follows:

                        ARTICLE 1. PLAN OF REORGANIZATION

                                  PLAN ADOPTED

        Section 1.01 A Plan of Reorganization of QTSN and IPSL, pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, is adopted as follows:

        (a) SHAREHOLDERS will transfer to QTSN one hundred percent (100%) of the issued and outstanding shares of the common stock of IPSL as set forth in Exhibit "A" attached hereto.

        (b) In exchange for the shares transferred by SHAREHOLDERS, QTSN will issue and cause to be delivered to SHAREHOLDERS 1,500,000 shares of common stock, par value $0.00001, of QTSN.

                                  CLOSING DATE

        Section 1.02 Subject to the conditions precedent set forth herein, the parties shall consummate the transaction and the plan of reorganization on or prior to May 30, 1999, without the mutual consent of the parties hereto, or at such other time as selected by QTSN, but no later than June 15, 1999.

                    ARTICLE 2. WARRANTIES AND REPRESENTATIONS
                            OF QUINTESSENCE OIL, INC.

        Section 2.01 QUINTESSENCE OIL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

        Section 2.02 QUINTESSENCE OIL has the corporate power and authority to enter into this Plan and Agreement of Reorganization.

        Section 2.03 QUINTESSENCE OIL has at least 1,500,000 shares of common stock authorized but unissued as of the date of this transaction.


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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

        Section 2.04 There are no liens, pledges, chattel mortgages, or other encumbrances of any kind against the 1,500,000 shares of common stock to be issued by QUINTESSENCE OIL pursuant to this transaction.

        Section 2.05 There are no undisclosed interests, present or future, in the shares to be issued by QUINTESSENCE OIL, nor does QUINTESSENCE OIL know of any assertion of such an interest.

        Section 2.06 QUINTESSENCE OIL is not required by any provision of federal, state, or local law to take any further action or to seek any governmental approval of any nature prior to the issuance by it of the QUINTESSENCE OIL shares.

        Section 2.07 There are no provisions of any contract, indenture, or other instrument to which QUINTESSENCE OIL is a party or to which the QUINTESSENCE OIL shares could be subject to which would prevent, limit, or condition the issuance of the QUINTESSENCE OIL shares to IPSL.

        Section 2.08 QUINTESSENCE OIL will provide all documentation necessary to comply with the Certificate of Incorporation, Bylaws nor any other agreement or corporate resolutions that all steps were taken as and if required by QUINTESSENCE OIL to obtain stockholder approval or other necessary approvals prior to QUINTESSENCE OIL issuing shares to IPSL.

        Section 2.09 QUINTESSENCE OIL currently has no subsidiaries.

        Section 2.10 QUINTESSENCE OIL currently is an active business entity.

        Section 2.11 QUINTESSENCE OIL is publicly traded on the OTC:BB.

        Section 2.12 QUINTESSENCE OIL has delivered to SHAREHOLDERS the 1997 10K and the 10Q filings for the subsequent three quarters.

        Section 2.13 QUINTESSENCE OIL is not a party to nor has it been threatened with any litigation or governmental proceeding which, if decided adversely to it, would have a material adverse effect upon the transaction contemplated hereby, or upon the financial condition or net worth of QUINTESSENCE OIL, or which would create a material liability on the part of QUINTESSENCE OIL.

        Section 2.14 QUINTESSENCE OIL has filed all federal income tax returns and, in each state where qualified or incorporated, all state income tax or franchise tax returns which are required to be filed, has paid all taxes as shown on said returns as have become due, and has paid all assessments received to the extent that such assessments have become due.



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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

        Section 2.15 The shares of stock of QUINTESSENCE OIL which are to be issued and delivered to SHAREHOLDERS pursuant to the terms of this Agreement, when so issued and delivered, will be validly authorized and issued, and will be fully paid and non-assessable. No shareholders of QUINTESSENCE OIL will have any preemptive right of subscription or purchase in respect thereof.


ARTICLE 3. WARRANTIES AND REPRESENTATIONS OF IPSL INC. AND THE SHAREHOLDERS OF IPSL INC.


        Section 3.01 IPSL is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

        Section 3.02 IPSL has the corporate power and authority to enter into this Plan and Agreement of Reorganization.

        Section 3.03 By executing this Agreement and Plan of Reorganization, IPSL is acting solely for its own behalf.

        Section 3.04 SHAREHOLDERS are acquiring the 1,500,000 shares of common stock of QUINTESSENCE OIL for their own behalf and not with a view to distribute or transfer the shares to a third party.

               (a) Seller will not, directly or indirectly, offer or sell, transfer or otherwise dispose of all or any portion of the Shares, or solicit any offer to buy, purchase or otherwise acquire all or any portion of the Shares, after the Closing Date, unless the Shares are duly registered under the Securities Act of 1933, as amended (the "Act") and under applicable state securities laws, or such proposed offer, sale, transfer or other disposition of the Shares is exempt from the registration requirements of the Act and applicable state securities laws.

               (b) Certificates representing the Shares may bear a legend in form and substance satisfactory to counsel for Buyer referring to the investment commitment contained in this Agreement, that the Shares have not been registered under the Act or any state securities laws, and that no transfer of the Shares may be made unless the Shares are registered under the Act or an exemption from such registration is available.



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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

               (c) Seller will provide Buyer with all information relating to Seller, including complete details as to their proposed disposition of the Shares, required in connection with any Registration Statement filed pursuant to this Agreement and any amendments thereto or required by the Securities and Exchange Commission.

        Section 3.05 The assets of QUINTESSENCE OIL are sufficient to permit it to purchase the IPSL shares in accordance with the terms of this Agreement;

        Section 3.06 SHAREHOLDERS are not prevented by any federal, state or local law or by any provision of any contract, mortgage, indenture or other instrument from purchasing the QUINTESSENCE OIL shares as contemplated by this Agreement;

        Section 3.07 SHAREHOLDERS and IPSL have had access to the extent it deems necessary to the financial information of QUINTESSENCE OIL sufficient to permit it to evaluate the business of QUINTESSENCE OIL and the merits and risks associated with the purchase of the QUINTESSENCE OIL shares described herein;

        Section 3.08 IPSL recognizes that QUINTESSENCE OIL has had a limited business history and that the QUINTESSENCE OIL shares to be acquired must be regarded as speculative and subject to a high degree of risk. IPSL has received no assurance whatsoever as to the value of the QUINTESSENCE OIL shares to be issued, nor has QUINTESSENCE OIL or any other officer or director of QUINTESSENCE OIL made any representations or promises to IPSL or SHAREHOLDERS regarding any potential appreciation in the value of the QUINTESSENCE OIL shares to be issued.


                 ARTICLE 4. COVENANTS OF QUINTESSENCE OIL, INC.

        Section 4.01 At the Closing, QUINTESSENCE OIL shall undertake to deliver to IPSL certificates for the QUINTESSENCE OIL shares to be issued;

        Section 4.02 From the date of execution of this Agreement, QUINTESSENCE OIL shall take no action that would encumber or restrict the QUINTESSENCE OIL shares to be issued;

        Section 4.03 QUINTESSENCE OIL will file all disclosure documents required by state and federal securities law upon the execution and consummation of this Agreement.


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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

                 ARTICLE 5. COVENANTS OF QUINTESSENCE OIL, INC.


        Section 5.01 QUINTESSENCE OIL will assist IPSL in filing all disclosure documents required by state and federal securities law upon the execution and consummation of this Agreement.


                      ARTICLE 6. CONDUCT OF THE BUSINESS OF
                      QUINTESSENCE OIL INC. PENDING CLOSING


        Section 6.01 (a) QUINTESSENCE OIL will afford SHAREHOLDERS and accredited representatives, from the date hereof until consummation of the plan of reorganization, full access during normal business hours to all books, accounts, contracts, commitments, and records of every kind of QUINTESSENCE OIL in order that SHAREHOLDERS may have full opportunity to investigate the affairs of QUINTESSENCE OIL.

                     (b) SHAREHOLDERS will use any information so secured only for his own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.


                        ARTICLE 7. CONDUCT OF BUSINESS OF
                              IPSL PENDING CLOSING

        Section 7.01 (a) SHAREHOLDERS will cause IPSL to afford the officers and accredited representatives of QUINTESSENCE OIL, from the date hereof until consummation of the plan of reorganization, full IPSL during normal business hours to all books, accounts, contracts, commitments, and records of every kind of IPSL in order that QUINTESSENCE OIL may have full opportunity to make such investigation as it shall desire to make of, and to keep itself informed with respect to, the affairs of IPSL.

                       (b) QUINTESSENCE OIL will use any information so secured only for its own purposes in connection with the consummation of the transaction contemplated hereby and will not divulge the information to any persons not entitled thereto.

        Section 7.02 SHAREHOLDERS will cause IPSL to carry on its business in substantially the same manner as heretofore.

                       ARTICLE 8. CONDITIONS PRECEDENT TO
                          OBLIGATIONS OF IPSL TO CLOSE



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

                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

        Section 8.01 The obligations of IPSL to consummate the plan of reorganization shall be subject to the following conditions precedent:

                       (a) Representations and warranties of IPSL contained herein shall be true as of the closing date with the same effect as though made on the closing date.

                       (b) The irrevocable obligation o close as described in
Section 12.

                       ARTICLE 9. CONDITIONS PRECEDENT TO
                    OBLIGATIONS OF QUINTESSENCE OIL TO CLOSE

        Section 9.01. The obligations of QUINTESSENCE OIL to consummate the plan of reorganization shall be subject to the following conditions precedent:

        (a) Representations and warranties of QUINTESSENCE OIL contained herein shall be true as of the closing date with the same effect as though made on the closing date. QUINTESSENCE OIL shall have performed all obligations and complied with all covenants required by this agreement to be performed or complied with by it prior to the closing date.

        (b) All permits required by any state or federal securities regulatory agency for the lawful consummation of the reorganization shall have been obtained.

        (c) On the closing date QUINTESSENCE OIL will have no more than 10,000,000 shares of common stock issued and outstanding and no more than 1,000,000 warrants, and 1,000,000 options to purchase the company's shares will be outstanding.


                     ARTICLE 10. CONSUMMATION OF TRANSACTION

        Section 10.01 SHAREHOLDERS shall deliver to QUINTESSENCE OIL, on demand on or before May 30, 1999, certificates representing one hundred percent (100%) of the issued and outstanding shares of stock of IPSL. See Section 12 regarding irrevocable requirement of the Shareholders of IPSL to close.

        Section 10.02 QUINTESSENCE OIL shall deliver to SHAREHOLDERS, on the closing date, certificates representing 1,500,000 shares of common stock of QUINTESSENCE OIL.

        Section 10.03 QUINTESSENCE OIL shall pay its own expenses, and SHAREHOLDERS shall pay their own expenses and costs incident to the preparation of this agreement and to the consummation of the plan of reorganization.




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

                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

                   ARTICLE 11. INTERPRETATION AND ENFORCEMENT

        Section 11.01 Any notice or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid.

        Section 11.02 (a) Except as limited by the provisions of subsection (b) of this Section, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, as well as to the parties.

                       (b) Any assignment of this agreement or the rights hereunder of any of the parties, without the written consent of the other parties hereto, shall be void.

        Section 11.03 This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together constitute only one and the same instrument.

        Section 11.04 The validity, interpretation, and performance of this agreement shall be controlled by and construed under the laws of the State of California.

    ARTICLE 12. IRREVOCABLE REQUIREMENT FOR THE SHAREHOLDERS OF IPSL TO CLOSE

        SECTION 12.01 THE SHAREHOLDERS OF IPSL UPON SIGNING THIS AGREEMENT WILL TENDER THEIR SHARES TO THE ATTORNEY FOR QUINTESSENCE OIL, TO BE HELD FOR A PERIOD ENDING NO LATER THAN JUNE 15, 1999. THE SHAREHOLDERS, FURTHER ACKNOWLEDGE THAT QTSN AND ITS BOARD AT THEIR SOLE DISCRETION HAVE THE RIGHT TO CONSUMMATE THIS TRANSACTION AT ANY TIME UP AT THROUGH 5:00 P.M. PACIFIC STANDARD TIME ON JUNE 15, 1999.

        SECTION 12.02 THE SHAREHOLDERS FURTHER UNDERSTAND THAT BY THEIR SIGNATURES BELOW THEY HAVE GIVEN AN IRREVOCABLE RIGHT TO QTSN TO EXCHANGE SHARES OF QTSN FOR THEIR SHARES OF IPSL. FURTHER, THAT AFTER THE DATE OF THE SIGNATURE BELOW, THE SHAREHOLDER ACKNOWLEDGES THAT THEY HAVE NO RIGHT TO WITHDRAW FROM THIS TRANSACTION.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the dates set forth below.

QUINTESSENCE OIL COMPANY:


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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

By: /s/ Raymond Wedel                              Dated:  5/21/99
    --------------------------------
        Raymond Wedel, President




IPSL, Inc.



By:  /s/ Michel Attias                                    Dated: 5/21/99
    --------------------------------
        Michel Attias, President



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                      PLAN AND AGREEMENT OF REORGANIZATION
                         AN EXCHANGE BY IPSL CORPORATION
                     OF 100% OF ITS OUTSTANDING COMMON STOCK
                   FOR 1,500,000 SHARES OF THE COMMON STOCK OF
                          QUINTESSENCE OIL CORPORATION

                                   EXHIBIT "A"

                           SHAREHOLDERS OF IPSL, INC.:


Shares Owned:  1,000


By:  /s/ Michel Attias                                    Dated:  5/21/99
     -------------------------------
        Michel Attias




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